SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2008

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

BankFinancial Corporation (the “Company”) will review fourth quarter and full year 2007 results in a conference call and webcast for stockholders and analysts on Thursday, February 21, 2008 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (888) 713-4211 and using participant passcode 56958239. The conference call will be simultaneously webcast at www.bankfinancial.com, under Stockholder Information.

A copy of the press release announcing the conference call is attached as Exhibit 99.1.

On February 20, 2008, the Company issued a press release reporting earnings for the fourth quarter and year ended December 31, 2007 and a Quarterly Financial and Statistical Supplement.

A copy of the Company’s fourth quarter earnings release is attached and available on the Company’s website, under Stockholder Information. The press release and Quarterly Financial and Statistical Supplement are included as Exhibits 99.2 and 99.3 to this report.

The information in the preceding paragraph, as well as Exhibits 99.2 and 99.3, is considered to be “furnished” under the Securities Exchange Act of 1934, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 20, 2008
99.2	Press Release dated February 20, 2008
99.3	Quarterly Financial and Statistical Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

Date: February 20, 2008	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President

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